SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                       SHARES PURCHASED    AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-INGLES MARKETS, INC.
          GAMCO ASSET MANAGEMENT INC.
                       1/24/07            4,800-           33.8800
                       1/23/07              200-           33.8800
                       1/22/07            3,000-           33.3728
                       1/11/07            4,000-           33.3300
                       1/10/07            8,000-           32.9922
           GABELLI FUNDS, LLC.
               GABELLI SMALL CAP GROWTH FUND
                       1/29/07            3,500-           34.7500
                       1/26/07            1,500-           34.1300
                       1/25/07              300-           34.4000
                       1/24/07            1,500-           34.1300
                       1/16/07              200-           34.1200
               GABELLI DIVIDEND & INCOME TRUST
                       2/01/07            5,000-           39.0356

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.